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                                                                     EXHIBIT 4.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                            THE LAMAUR CORPORATION

                 --------------------------------------------

                    Pursuant to Section 245 of the General
                   Corporation Law of the State of Delaware

                 --------------------------------------------

     The Lamaur Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

     1. The name of the corporation is THE LAMAUR CORPORATION, (hereinafter called the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 4, 1996 under the name EHS MERGER CORP.

     2. This Amended and Restated Certificate of Incorporation reflects amendments to the Corporation Restated Certification through May 22, 2001, as such have been duly adopted by the stockholders and directors of the Corporation, in accordance with the provisions of the General Corporation Law of the State of Delaware.

     3. The Certificate of Incorporation of the Corporation is hereby amended and restated so as to read in its entirety as follows:

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            THE LAMAUR CORPORATION

     FIRST: The name of the corporation is THE LAMAUR CORPORATION (hereinafter called the "Corporation").

     SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity, without limitation, for which a corporation may be organized under the General Corporation Law of the State of Delaware.


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     FOURTH:

     Section 1.  Authorization.

             (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty-Four Million (64,000,000) shares, consisting of (i) Sixty Million (60,000,000) shares of common stock, $.01 par value per share (the "Common Stock"), and (ii) Four Million (4,000,000) shares of preferred stock, $.01 per value per share (the "Preferred Stock").

             (b) The Preferred Stock may be issued in any number of series, including, without limitation, Senior Preferred Stock (as such term is defined in ARTICLE SIXTH), and any other series designated by the Board of Directors pursuant to this ARTICLE FOURTH and ARTICLE SIXTH.

     FIFTH:

     Section 1. Common Stock; Identical Rights. Except as required by law, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

     Section 2. Dividends. Subject to any preferential or other rights of the holders of any outstanding shares of Preferred Stock, the Board of Directors of the Corporation may cause dividends to be declared and paid on outstanding shares of Common Stock out of funds legally available for the payment of dividends. When, as and if such dividends are declared by the Corporation's Board of Directors, whether payable in cash, property, or securities of the Corporation, the holders of Common Stock shall be entitled to share equally therein, in accordance with the number of shares of Common Stock held by each such holder.

     Section 3. Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment to all creditors of the Corporation of the full amounts to which they shall be entitled and subject to any preferential or other rights of the holders of any outstanding shares of Preferred Stock, the holders of Common Stock shall be entitled to share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the stockholders of the Corporation, whether such assets are capital, surplus or earnings.

     For the purposes of this Section 3, neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale, lease, exchange or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

     Section 4. Voting Rights. Except as otherwise required by law, and subject to the voting rights of the holders of any outstanding shares of Preferred Stock, the approval of all matters brought before the stockholders of the Corporation shall require the affirmative vote of the holders

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of a majority in voting power of the shares of Common Stock that are present in person or represented by proxy voting as a single class.

     Section 5. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

     SIXTH:      Part A.  Senior Preferred Stock

     Section 1. Designation and Amount. The shares of the first series of originally authorized Preferred Stock shall be designated as "Series A Preferred Stock," and the number of shares constituting such series shall be 1,000,000, with a par value of $.01 per share. The shares of the second series of originally authorized Preferred Stock shall be designated as "Series B Preferred Stock," and the number of shares constituting such series shall be 763,500, with a par value of $.01 per share. The relative rights, preferences, restrictions and other matters relating to the Series A Preferred Stock and the Series B Preferred Stock shall be as set forth in this Part A of ARTICLE SIXTH.

     Section 2. Definitions. As used in this Part A of ARTICLE SIXTH, the following terms shall have the following meanings:

          (a) "Asset Purchase Agreement" means the Asset Purchase Agreement between the Corporation and DowBrands Inc. dated as of November 15, 1995.

          (b)    "Board" means the board of directors of the Corporation.

          (c) "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

          (d) "Capital Stock" means any and all shares of capital stock of the Corporation (however designated and whether voting or nonvoting).

          (e) "Capital Stock Rights" means any warrants, options or other rights to purchase Capital Stock or any securities convertible into Capital Stock or any participations or other interests (other than security interests) in Capital Stock.

          (f) "Common Stock" means the Common Stock, par value, $.01 per share, of the Corporation and all shares hereafter authorized of any class of common stock of the Corporation, and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Corporation with or into another Person, such consideration to which a holder of a share of Common Stock would be entitled upon the occurrence of such event.

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          (g)    "Conversion Notice" has the meaning set forth in Section 7(b)
                 hereof.

          (h) "Conversion Ratio" means, initially, a ratio of 0.660 shares of Common Stock for each one share of Senior Preferred Stock being converted, and shall be adjusted from time to time in accordance with the provisions of Section 10 hereof.

          (i) "Dividend Period" has the meaning set forth in Section 3(b) hereof.

          (j)    "Dividend Rate" means a rate per annum equal to 8.00%.

          (k) "Exchange" has the meaning ascribed to such term in the Exchange Act.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder, all as in effect from time to time.

          (m) "Holder" of a share of Senior Preferred Stock means the Person in whose name such share of Senior Preferred Stock is registered on the books of the Corporation.

          (n)    "Indemnity" has the meaning set forth in Section 14 hereof.

          (o) "Junior Stock" means Common Stock and any other class or series of Capital Stock of the Corporation now or hereafter authorized, issued or outstanding which is subject, under the terms of this Restated Certificate (including any certificate of designation of any class of Preferred Stock), to the following restrictions and limitations:

                 (i) no dividend or distribution can be declared or paid on the shares of such other class or series unless all accrued dividends and other amounts then due with respect to the Series B Preferred Stock shall have been paid in full; and

                 (ii) In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the Holders of Senior Preferred Stock shall be entitled to receive out of assets of the Corporation available for distribution to shareholders, a sum equal to the Liquidation Preference for each Share of Senior Preferred Stock then held by them, plus, in the case of shares of Series B Preferred Stock, an amount equal to the accrued and unpaid dividends on such shares through the date of final distribution to shareholders, whether or not declared, in each case before any payment shall be made or any assets distributed to the holders of such other class or series of Capital Stock of the Corporation.

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                 (p)  "Liquidation Preference" means, with respect to each share of Series A Preferred Stock, an amount equal to $10.00 and, with respect to each share of Series B Preferred Stock, an amount equal to $6.55. In the event of a stock dividend, subdivision, reclassification, distribution or similar event relating to the Series A Preferred Stock or the Series B Preferred Stock, the Liquidation Preference of each share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall be adjusted proportionally to reflect any resulting increase or decrease in the number of outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be.

                 (q)  "Mandatory Conversion Date" has the meaning set forth in
                      Section 8(a) hereof.

                 (r) "Note" means the promissory note in the original principal amount of $5,000,000 issued under the Asset Purchase Agreement.

                 (s)  "Optional Conversion Date" has the meaning set forth in
                      Section 7(b) hereof.

                 (t) "Person" means an individual, a corporation, a partnership, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization, or any other entity.

                 (u) "Redemption Price" has the meaning set form in Section 5(a) hereof.

                 (v) "Restated Certificate" means this Restated Certificate of Incorporation, providing, among other things, for the creation of the Series A Preferred Stock and the Series B Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware, including, without limitation, the provisions of this Part A of ARTICLE SIXTH, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof and pursuant to applicable law.

                 (w) "Sale" means the merger or consolidation of the Corporation into or with any other Person or the merger or consolidation of any other Person into or with the Corporation or a statutory share exchange between the Corporation and any other Person (in which merger, consolidation or statutory share exchange any stockholders of the Corporation receive distributions of cash or securities or other property), or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation.

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                 (x)  "Senior Preferred Stock" means, collectively, the Series A
                      Preferred Stock and the Series B Preferred Stock.

                 (y) "Series A Preferred Stock" means the Series A Preferred Stock of the Corporation, $.01 par value per share, created pursuant to this Restated Certificate.

                 (z) "Series B Preferred Stock" means the Series B Preferred Stock of the Corporation, $.01 par value per share, created pursuant to this Restated Certificate.

     Section 3.  Dividends.

             (a) Series A Preferred Stock Dividend. The Holders of Series A Preferred Stock shall not be entitled to receive dividends; provided, however, that in the event the Board shall declare a dividend payable upon the outstanding shares of Common Stock, the Holders of the Series A Preferred Stock shall be entitled to the same amount of dividends per share of Series A Preferred Stock as would be declared payable on the number of full or fractional shares of Common Stock into which each such share of Series A Preferred Stock could be converted pursuant to the provisions of Section 7(a) hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend.

             (b) Series B Preferred Stock Dividend. (i) The Corporation shall, to the extent that funds are legally available therefor (and whether or not declared), pay cash dividends on the Series B Preferred Stock in an annual amount per share computed by applying the Dividend Rate to the Liquidation Preference of such share in effect from time to time. Such dividends shall accrue (whether or not declared) on each share of Series B Preferred Stock from and including the date of issuance of such share to but excluding the date on which the Liquidation Preference is paid on such share or the date on which such share is redeemed or converted and, to the extent not paid for any Dividend Period (as defined below), will be cumulative. Subject to the above, dividends on the Series B Preferred Stock shall be payable quarterly, in arrears, on March 31, June 30, September 30 and December 31 of each year commencing on the first such date to occur after the initial issuance of shares of Series B Preferred Stock, except that if any such date is not a Business Day, then such dividend shall be payable on the next succeeding Business Day. Each such dividend shall be payable to the Holders of Series B Preferred Stock at the close of business on the record date established by the Board, which record date shall be not more than 60 days, nor less than 10 days, prior to the date fixed for payment thereof. Quarterly dividend periods (each a "Dividend Period") shall commence on and include the first day of January, April, July and October, as the case may be, of each year and shall end on and include March 31, June 30, September 30 and December 31, respectively, of each year, with the first Dividend Period commencing on the most recent Dividend Period commencement date to occur immediately prior to the Initial Issuance of shares of Series B Preferred Stock. The amount of dividends payable for any period shorter than a full Dividend Period shall be computed on the basis of actual days elapsed and a 360-day year. Dividends on the Series B Preferred Stock shall accrue on a daily basis whether or not the Corporation shall have funds legally available for the payment thereof at the time.

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          (ii)   Except as otherwise provided herein, if at any time the
Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock, such payment shall be distributed ratably among the Holders of Series B Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of Series B Preferred Stock held by such Holders. Accrued and unpaid dividends on the Series B Preferred Stock shall accrue additional dividends in respect thereof, compounded quarterly, at the Dividend Rate.

          (iii) So long as any dividends accrued, or otherwise then due and payable, on the Series B Preferred Stock pursuant to this Section 3(b) remain unpaid, the Corporation shall not declare, pay or set apart for payment any dividends or make any other distributions on any Junior Stock or Series A Preferred Stock; provided, however, that the foregoing shall not apply to any dividend or distribution payable solely in shares of Junior Stock or Series A Preferred Stock as the case may be.

     Section 4.  Liquidation Preference.

             (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the shares of Series A Preferred Stock and Series B Preferred Stock shall rank pari passu, and Holders of shares of Senior Preferred Stock shall be entitled to receive, out of assets of the Corporation available for distribution to shareholders, cash in an amount for each share of Senior Preferred Stock held by them equal to the Liquidation Preference of such share, plus, in the case of the Series B Preferred Stock, all accrued but unpaid dividends thereon before any payment shall be made or any assets distributed to the holders of any other class or series of Capital Stock of the Corporation. If the assets and funds distributable among the Holders of shares of Senior Preferred Stock shall be insufficient to permit the payment to such Holders of the full amount to which they would otherwise be entitled, then the assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders of shares of Senior Preferred Stock based upon the respective amounts to which they would otherwise be entitled.

             (b) If the Holders of a majority of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock so elect by giving written notice thereof to the Corporation at least five days before the date of any Sale, such Sale shall be deemed, solely for purposes of determining the amounts to be received by the Holders of Series A Preferred Stock or Series B Preferred Stock, as the case may be, in such Sale and the priority of receipt of such amounts as between such Holders and the holders or any other Capital Stock, to be a liquidation, dissolution or winding up of the Corporation.

     Section 5.  Redemption.

             (a) The Corporation may, at its option, redeem for cash, out of funds legally available therefor, all or part of the outstanding shares of Series B Preferred Stock at a price per share of Series B Preferred Stock equal to the Liquidation Preference of such share plus all accrued but unpaid dividends thereon (the "Redemption Price"), provided, however, that the aggregate Liquidation Preference of the shares of

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Series B Preferred Stock acquired in any redemption shall be $1,000,000 or any greater increment thereof. Subject to the foregoing, the number of shares of Series B Preferred Stock to be redeemed and the method of effecting such redemption, whether by lot or pro rata or other equitable method, may be determined by the Board in its sole discretion.

             (b) Not less than 30 days but not more than 60 days before the date fixed by the Board for the redemption of the shares of Series B Preferred Stock (the "Redemption Date"), the Corporation or its transfer agent shall mail a notice of redemption by first-class mail postage prepaid to each Holder of Series B Preferred Stock, addressed to such Holder at its last address shown on the stock transfer books of the Corporation. Such notice shall indicate that the shares of Series B Preferred Stock are being redeemed and shall, among other things, state:

             (i)    the Redemption Date;

             (ii)   the Redemption Price;

             (iii) the number of shares of Series B Preferred Stock being redeemed from each Holder;

             (iv) that the certificate(s) representing the shares of Series B Preferred Stock being redeemed must be surrendered (properly endorsed or assigned for transfer if the Corporation shall so require and the notice shall so state) to the Corporation to collect the Redemption Price; and

             (v) the section of this Restated Certificate pursuant to which the shares of Series B Preferred Stock are being redeemed.

Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice given to any other Holder.

             (c) On or after the Redemption Date, each Holder of shares of Series B Preferred called for redemption shall either surrender the certificate(s) evidencing such shares to the Corporation or notify the Corporation that such certificate(s) have been lost, stolen or destroyed and provide to the Corporation an Indemnity in respect thereof, and such Holder thereupon shall be entitled to receive payment of the Redemption Price for such shares. If less than all of the shares represented by any such surrendered certificate(s) are redeemed, the Corporation shall issue a new certificate for the unredeemed shares.

             (d) If the Corporation deposits, on or before the Redemption Date, with a bank or trust company (which, in the Board's good faith opinion, has sufficient capital and surplus) cash in an amount sufficient to pay the Redemption Price with respect to all of the shares of Series B Preferred Stock then called for redemption (the "Redemption Fund"), in trust, with irrevocable instructions to such bank or trust company that the Redemption Fund be applied to the redemption of the shares of Series B Preferred Stock being redeemed in accordance with the terms of this Section 5, then from and after the Redemption Date the shares of Series B Preferred Stock so called for redemption shall be canceled and shall no longer be deemed to be outstanding, and all rights of the Holders thereof with respect to such shares (except for the right to receive the Redemption Price from such bank or trust company or, to the extent provided below, the Corporation) shall

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cease. Any funds deposited in the Redemption Fund and unclaimed at the end of six months from the Redemption Date shall be released or repaid to the Corporation, after which the Holders of the shares of Series B Preferred Stock being redeemed shall look only to the Corporation for payment of the Redemption Price. Any interest accrued on the Redemption Fund shall be paid to the Corporation from time to time, and any funds remaining in the Redemption Fund after payment in full of the Redemption Price to the Holders of the shares of Series B Preferred Stock shall be released or repaid to the Corporation.

     Section 6.   Voting Rights.

            (a) General Voting Rights. Holders of shares of Senior Preferred Stock shall be entitled to vote (except as set forth in this Restated Certificate or as otherwise required by law, together with the holders of shares of Common Stock as a single class) on all matters submitted for a vote of stockholders, and shall be entitled to notice of all stockholders' meetings to act by written consent in the same manner as the holders of shares of Common Stock. Each share of Senior Preferred Stock shall entitle the Holder thereof to such number of votes per share as shall equal the number of full or fractional shares of Common Stock into which such share of Senior Preferred Stock is then convertible.

            (b) Special Series A Voting Rights. Without the affirmative vote or written consent of the Holders of a majority of the shares of Series A Preferred Stock at the time outstanding, the Corporation shall not:

            (i) amend this Restated Certificate so as to alter any existing provision relating to the Series A Preferred Stock or to the Holders thereof;

            (ii) authorize or issue (A) any additional shares of Series A Preferred Stock, or (B) any shares of Capital Stock of the Corporation of any other class or series, other than shares of Series B Preferred Stock issuable upon conversion of the Note and shares of Junior Stock which carry no right to receive dividends other than on a basis equivalent to that provided with respect to the Series A Preferred Stock in Section 3(a) hereof; or

            (iii) purchase, redeem or otherwise acquire any shares of Junior
                  Stock or any warrants, options or other rights to purchase shares of Junior Stock other than (A) subject to the provisions of clause (ii) above, shares of Junior Stock or warrants, options or other rights to purchase shares of Junior Stock acquired solely in exchange for shares of another series of Junior Stock and/or other warrants, options or other rights to purchase shares of another series of Junior Stock and (B) shares of Common Stock or warrants, options or other rights to purchase shares of Common Stock acquired for fair value (as determined in good faith by the Board) from any Person who, together with its affiliates (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), holds less than 25% of the shares of Common Stock outstanding on a fully diluted basis immediately prior to such acquisition.

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            (c)    Special Series B Voting Rights. Without the affirmative vote or written consent of the Holders of a majority of the shares of Series B Preferred Stock at the time outstanding, the Corporation shall not:

            (i) amend this Restated Certificate so as to alter any existing provision relating to the Series B Preferred Stock or to the Holders thereof;

            (ii) authorize or issue (A) any additional shares of Series B Preferred Stock other than upon conversion of the Note or (B) any shares of Capital Stock of the Corporation of any other class or series other than shares of Junior Stock;

            (iii) purchase, redeem or otherwise acquire any shares of Junior Stock or any warrants, options or other rights to purchase shares of Junior Stock other than (A) shares of Junior Stock or warrants, options or other rights to purchase shares of Junior Stock acquired solely in exchange for shares of another series of Junior Stock and/or other warrants, options or other rights to purchase shares of another series of Junior Stock, and (B) shares of Common Stock or warrants, options or other rights to purchase shares of Common Stock acquired for fair value (as determined in good faith by the Board) from any Person who, together with its affiliates (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), holds less than 25% of the shares of Common Stock outstanding on a fully diluted basis immediately prior to such acquisition, unless, at the time of such acquisition, any dividends accrued, or otherwise then due and payable, on the Series B Preferred Stock pursuant to Section 3(b) hereof remain unpaid; or

            (iv) purchase, redeem or otherwise acquire any shares of Series A Preferred Stock, if at the time or such purchase, redemption or other acquisition, any dividends accrued, or otherwise then due and payable, on the Series B Preferred Stock pursuant to Section 3(b) hereof remain unpaid.

     Section 7.    Optional Conversion.

            (a) Any Holder of shares of Senior Preferred Stock shall have the right, at any time and from time to time, at its option, to convert all or any part of the shares of Senior Preferred Stock held by such Holder, at the Conversion Ratio in effect on the date such conversion is deemed to be effective, into shares of Common Stock.

            (b) In order to effect a conversion pursuant to Section 7(a), the Holder of any shares of Senior Preferred Stock to be converted shall surrender the certificate(s) evidencing such shares to the Corporation and shall give written notice to the Corporation ("Conversion Notice") that the Holder elects to convert such shares or the portion thereof specified in the Conversion Notice into shares of Common Stock.

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            Within three Business Days after receipt of a Conversion Notice and surrender of the certificate(s) evidencing the Senior Preferred Stock relating thereto, the Corporation shall issue and deliver to such Holder a certificate(s) for the number of full shares of Common Stock issuable upon the conversion of such shares of Senior Preferred Stock or portion thereof in accordance with the provisions of this Section 7, and a check or cash in respect of any fractional shares of Common Stock Issuable upon such conversion (as provided in Section 9 hereof) and, in the case of a conversion of shares of Series B Preferred Stock, all accrued but unpaid dividends thereon. In the event that less than all the shares of Senior Preferred Stock represented by a certificate are to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the Holder of the shares of Senior Preferred Stock so surrendered, without charge to such Holder, a new certificate(s) representing a number of shares of Senior Preferred Stock equal to the unconverted portion of the surrendered certificate(s).

            Each conversion shall be deemed to have been effected on the date (the "Optional Conversion Date") on which the certificate(s) evidencing shares of Senior Preferred Stock shall have been surrendered to the Corporation or its transfer agent and a Conversion Notice with respect to such shares shall have been received by the Corporation, as described above. Any Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon conversion shall be deemed to have become the holder of record of the shares represented thereby on the Optional Conversion Date.

            Except as otherwise provided in this Section 7 and Section 10, no payment or adjustment will be made for dividends or other distributions with respect to any shares of Common Stock issuable upon conversion of shares of Senior Preferred Stock as provided herein.

     Section 8.  Mandatory Conversion.

            (a) In the event the Corporation's shares of Common Stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and listed or quoted on an Exchange, and the last reported sales price of the Corporation's Common Stock as reported by the Exchange on which such shares are then listed or quoted, as the case may be, equals or exceeds $21.2121 per share (which minimum per share price, in the event of a stock dividend, subdivision, reclassification, distribution or similar event relating to the Common Stock, shall be adjusted proportionately to reflect any resulting increase or decrease in the number of outstanding shares of Common Stock) for a consecutive period of 30 Business Days, then the Corporation may, at its option, require Holders of shares of Senior Preferred Stock to convert such shares of Senior Preferred Stock into the number of shares of Common Stock into which such shares are convertible upon application of the Conversion Ratio in effect on the date fixed by the Board for conversion (the "Mandatory Conversion Date"), which Mandatory Conversion Date shall be no more than 30 days after the end of such 30 Business Day period.

            (b) Not less than 10 days before the Mandatory Conversion Date, the Corporation or its transfer agent shall mail a notice of conversion by first-class mail postage prepaid to each Holder, addressed to such Holder at its last address shown on the stock transfer books of the Corporation. Effective upon the Mandatory Conversion Date, the outstanding shares of Senior Preferred Stock shall be converted automatically without any further action by the

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Holders thereof and whether or not the certificate(s) representing such shares are surrendered to the Corporation or its transfer agent. The Corporation shall be obligated to issue (i) a check or cash in respect of any fractional shares of Common Stock issuable upon such conversion (as provided in Section 9 hereof) and, in the case of the Series B Preferred Stock, all accrued but unpaid dividends thereon, and (ii) a certificate(s) evidencing the shares of Common Stock issuable upon such conversion, but not until three Business Days after the certificate(s) evidencing the shares of Senior Preferred Stock being converted are either delivered to the Corporation or its transfer agent, or the Holder notifies the Corporation or its transfer agent that such certificate(s) have been lost, stolen or destroyed and provides to the Corporation an Indemnity in respect thereof.

            (c) Except as otherwise provided in this Section 8 and Section 10, no payment or adjustment will be made for dividends or other distributions with respect to any shares of Common Stock Issuable upon conversion of shares of Senior Preferred Stock as provided herein.

     Section 9. No Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion (whether optional or mandatory) of shares of Senior Preferred Stock. If any fractional share of Common Stock would, but for this Section 9, be issuable upon the conversion of any shares of Senior Preferred Stock, the Corporation shall make a payment therefor in check or cash in an amount equal to the Fair Market Value of such fractional share. For the purpose of this Section 9, the "Fair Market Value" of a share of Common Stock shall mean the last reported sale price on the Exchange on which the shares of Common Stock are listed or quoted on the last Business Day prior to the Optional Conversion Date or Mandatory Conversion Date, as the case may be, when the Exchange is open, or, if there is no reported sale on such day, the last reported closing bid price on the Exchange on which the shares of Common Stock are listed or quoted at the close of trading on that day. If the shares of Common Stock are not then listed or quoted on any Exchange, the Fair Market Value shall be the fair market value of the shares of Common Stock as reasonably determined by the Board of the Corporation, which determination shall be conclusive.

     Section 10.   Adjustment of Conversion Ratio; Notices.

            (a) In the event that the Corporation shall at any time after the date of Issuance of the shares of Series A Preferred Stock and the Note pursuant to the Asset Purchase Agreement:

            (i) declare a dividend or make a distribution on any series of its Common Stock in shares of any series of its Common Stock,

            (ii) subdivide or reclassify shares of any series of its outstanding Common Stock into a greater number of shares,

            (iii) combine shares of any series of its outstanding Common Stock into a smaller number of shares,

            (iv) pay a dividend or make a distribution on any series of its Common Stock in shares of any series of its Capital Stock (other than Common Stock) or in Capital Stock Rights, or

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

            (v) issue by reclassification of any series of its Common Stock shares of any series of its Capital Stock or any Capital Stock Rights,

then the Conversion Ratio in effect immediately prior to such event shall be adjusted so that the Holder of any shares of Senior Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock and other Capital Stock of the Corporation and Capital Stock Rights which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Senior Preferred Stock been outstanding and converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 10 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event referred to above shall occur.

            (b)    Upon any adjustment of the Conversion Ratio pursuant to
Section 10(a), the Corporation shall give prompt written notice thereof to each Holder of Senior Preferred Stock, by first-class mail postage prepaid addressed to such Holder of its last address as shown on the stock transfer books of the Corporation, which notice shall state the Conversion Ratio resulting from such adjustment and shall set forth in reasonable detail the method of calculation of such Conversion Ratio and the facts upon which such calculation was based.

            (c)    In case at any time:

            (i) the Corporation shall determine to declare any dividend or make any distribution on any series of its Common Stock other than in shares of Capital Stock or in Capital Stock Rights;

            (ii) the Corporation shall determine to offer for subscription pro rata to the holders of any series of its Common Stock any shares of its Capital or any Capital Stock Rights;

            (iii)  there shall be an Impending Sale; or

            (iv) there shall be an impending voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give written notice of the action in question to each Holder of Senior Preferred Stock, by first-class mail postage prepaid addressed to such Holder at its last address as shown on the stock transfer books of the Corporation. Such notice shall describe the material terms and conditions of such action and shall specify (y) in the case of a dividend, distribution or subscription right, the date on which a record shall be taken for such dividend, distribution or subscription right and the date as of which holders of Common Stock of record shall participate in such dividend, distribution or subscription right, and (z) in the case of a sale, dissolution, liquidation or winding up of the Corporation, the date on which such sale, dissolution, liquidation or winding up shall take place and the date as of which the holders of

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

Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Sale, dissolution, liquidation or winding up. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date in respect thereof.

     Section 11. Taxes on Shares Issued. The issuance of stock certificate(s) upon conversion of shares of Senior Preferred Stock pursuant to Sections 7 and 8 shall be made without charge to the converting Holder for any transfer, stamp or similar tax in respect of the issuance thereof.

     Section 12. Reservation of Shares. The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares of Common Stock to provide for the conversion, at the Conversion Ratio from time to time in effect, of all shares of Senior Preferred Stock which are from time to time outstanding or issuable upon conversion of the Note. The Corporation covenants that all shares of Common Stock which may be issued upon conversion of shares of Senior Preferred Stock will upon issuance be duly authorized, validly issued, fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issuance thereof.

     Section 13. Transfers. Subject to any restrictions on transfer under applicable securities or other laws, shares of Senior Preferred Stock may be transferred on the books of the Corporation by the surrender to the Corporation of the certificate(s) therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, and such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

     Section 14. Replacement of Certificates. If any mutilated certificate representing shares of Senior Preferred Stock is surrendered to the Corporation, or if a Holder claims any certificate representing shares of Senior Preferred Stock has been lost, destroyed or willfully taken and provides an indemnity bond or agreement or other security sufficient, in the reasonable judgment of the Corporation, to protect the Corporation and any authenticating agent and any of their officers, directors, employees or representatives from any loss which any of them may suffer if such certificate is replaced (an "Indemnity"), then the Corporation shall issue a replacement certificate of like tenor and date.

     Section 15. Reacquired Shares. Any shares of Senior Preferred Stock which are converted, purchased, redeemed or otherwise acquired by the Corporation, shall be retired and canceled by the Corporation promptly thereafter. No such shares shall upon their cancellation be reissued.

           Part B.  Additional Series of Preferred Stock

     Section 1. Designation of Additional Series of Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide for, designate and issue, out of the 2,236,500 authorized but undesignated and unissued shares of Preferred Stock, one or more series of Preferred Stock, subject to the provisions of Part A of this ARTICLE SIXTH and the other terms and conditions set forth herein. Before any shares of any such series are issued; the

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

Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shell be cumulative, and, if so, from what dates, the conditions and dates, upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or series;

          (d) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of capital stock of any other class or series;

          (i) the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness or the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other class or series; and

          (j) any other powers, designations preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

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

     The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock not otherwise designated) or decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Preferred Stock designated as any one or more series of Preferred Stock pursuant to this Part B of ARTICLE SIXTH.

     SEVENTH: The election of directors need not be by written ballot unless the By-laws so provide,

     EIGHTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal the By-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

     NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title B of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title B of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

     TENTH: Subject to the provisions of Part A of ARTICLE SIXTH hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     ELEVENTH:   The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. No amendment or repeal of this ARTICLE ELEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to

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

any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     TWELFTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the Chairman of the Board and Chief Executive Officer of the Corporation this 7th day of June, 2001.

                              THE LAMAUR CORPORATION


                              By     /s/ Lawrence H. Pesin
                                --------------------------------------------
                                 Name:  Lawrence H. Pesin
                                 Title: Chairman and Chief Executive Officer

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